Exhibit 99.1

For Release:

September 2, 2026

Press Contact:

Natalyn Klump

Natalyn.Klump@scansource.com

Investor Contact:

Mary Gentry

mary.gentry@scansource.com

ScanSource Completes Acquisition of MicroAge

GREENVILLE, SC – ScanSource, Inc. (NASDAQ: SCSC), a leading technology distributor uniquely positioned to address complex technologies, today announced the successful completion of its acquisition of MicroAge, pursuant to the definitive agreement previously announced on August 20, 2026.

“The acquisition of MicroAge marks an exciting milestone in ScanSource’s growth journey,” said Mike Baur, Chair and CEO, ScanSource, Inc. “This transaction advances our strategic priorities and strengthens our ability to serve customers and create long-term value for shareholders.”

Under the terms of the agreement, ScanSource acquired MicroAge in an all-cash transaction for a purchase price of $220.5 million, funded through borrowings under its existing credit facility. As previously announced, the transaction is expected to be accretive to gross profit margin, adjusted EBITDA margin, and non-GAAP EPS in the first year following close, and is also expected to be free cash flow positive for ScanSource.

For more information on ScanSource, visit here.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading technology distributor uniquely positioned to address complex technologies and to accelerate growth for channel sales partners across hardware, software as a service (SaaS), connectivity and cloud services. ScanSource enables channel sales partners to deliver converging solutions for their end users. ScanSource uses multiple sales models to offer technology solutions from leading suppliers of specialty technologies, connectivity and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2025 Best Places to Work in South Carolina and on the Fortune World’s Most Admired Companies 2026 List. ScanSource ranks #923 on the Fortune 1000. For more information, visit www.scansource.com.

About MicroAge

MicroAge is an award-winning full-service solutions integrator. For 50 years, MicroAge has empowered businesses to advance, secure, accelerate, and transform—moving quickly with technology changes across the channel to drive business forward. Our elite, highly certified team of specialized consultants brings unique expertise to our clients in cybersecurity, data intelligence, technology implementations, managed IT services, and more. Visit www.microage.com to learn more.

Forward-Looking Statements

This press release contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995, as amended). These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include the risks and uncertainties inherent in the transactions contemplated by the MicroAge Purchase Agreement and in the Company’s business, including, without limitation, the ability of the Company to successfully integrate MicroAge into its business and the risk that the Company will fail to realize the expected benefits of the acquisition (including accretion to gross profit margin, adjusted EBITDA margin and non-GAAP EPS). Other important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026. In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.